Exhibit 99.1

Moderna Analyst Day Highlights Pipeline Progress and Business Strategy Updates

Announces three-year business strategy and commercial growth drivers, targeting up to 10% revenue growth in 2026

Expects to expand seasonal vaccine franchise from three to up to six approved products by 2028

Targets readouts from nine ongoing Phase 2 and Phase 3 clinical studies in its oncology pipeline, including three Phase 3 programs for intismeran autogene

Further improves 2026 and 2027 expected GAAP operating expenses by approximately $0.5 billion each year on path to targeted cash breakeven in 2028

CAMBRIDGE, MA / ACCESSWIRE / November 20, 2025 / Moderna, Inc. (NASDAQ:MRNA) today announced program and financial updates at its Analyst Day event. The updates include mRNA pipeline progress and a three-year plan for strategic growth.

“Over the next three years, we expect to build a large seasonal vaccine franchise for at-risk populations and invest the cash generated into oncology and rare disease therapeutics,” said Stéphane Bancel, CEO of Moderna. “We plan to deliver up to 10 percent revenue growth in 2026 while continuing to reduce our R&D investments and diversify further into oncology. Our financial outlook remains strong, and we are focused on disciplined execution as we advance our pipeline and bring innovative mRNA medicines to patients around the world.”

Business Strategy & Commercial Growth Drivers

Over the near term, Moderna will continue to build a large seasonal vaccine franchise targeting at-risk populations and propelling the Company to 2028 cash breakeven. The Company expects to invest the cash generated from its marketed products, Spikevax®, mRESVIA® and mNEXSPIKE®—as well as from anticipated launches of influenza, flu/COVID combination and Norovirus vaccines—into its oncology and rare disease programs. Investments in late-stage oncology and rare disease programs set the stage for additional growth in 2027 and 2028, with early-stage pipeline investments expected to mature in 2029 and beyond.

Commercial growth drivers include geographic expansion and new product launches. In 2026, the Company expects growth from the annualized impact of long-term partnerships in the UK, Canada and Australia that enhance research and development (R&D) investment, support national security and defense, and provide revenue visibility through onshore manufacturing.

The Company also expects continued strong uptake of mNEXSPIKE in the U.S. and its launch in other countries.

In 2027, Europe represents a significant market for respiratory virus vaccines, as a competitor COVID contract lapses and more product approvals are expected. New potential long-term partnerships in Latin America and Asia-Pacific, as well as entry into the flu vaccine market, also position the Company for further expansion.

In 2028, Moderna anticipates a first-to-market flu/COVID combination vaccine and continued momentum with a potential novel Norovirus vaccine, expanding its seasonal franchise to as many as six approved products.

The Company’s existing commercial infrastructure supports these seasonal vaccine growth drivers. A focused Moderna U.S. commercial team engages the same customers across the retail pharmacy, government and healthcare provider (IDN) channels, and teams supporting the UK, Canada and Australia partnerships are established. Additionally, Moderna’s EU commercial infrastructure is in place and targeted investments will be made as needed.

Global Production Network

Since 2022, Moderna has streamlined its production sites into a global manufacturing network ready for new launches and delivering products for multi-year strategic partnerships. The Company exited eight contract manufacturers, announced new drug product capabilities in the U.S., and added three Moderna-built and managed facilities in the UK, Canada and Australia. Increased volume, manufacturing efficiency and waste reduction across Moderna sites is expected to drive a projected 10% improvement in gross margins over the next three years.

In the U.S., Moderna’s facility in Norwood, Massachusetts, enables scalable, end-to-end production by incorporating automation, robotics and AI to increase cost efficiency and reduce waste. The addition of new fill/finish capabilities in 2027 will provide end-to-end control and flexibility with greater speed.

Three new global sites in Laval, Canada; Harwell, UK; and Clayton, Australia enable local access to mRNA medicines and drive revenue diversification. These manufacturing facilities position the Company to deliver cost-optimized growth with margins consistent with U.S. operations.

The Marlborough, Massachusetts, facility was purpose-built for Moderna’s individualized neoantigen therapy, intismeran. Designed for speed and scalability with advanced automation and robotics, the site began clinical batch supply in September 2025 and is on track for commercial launch as the Company methodically right-sizes the intismeran manufacturing process to improve turnaround time and reduce costs.

Pipeline Progress
Highlights from Moderna’s approved vaccines and prioritized portfolio include:

Seasonal Vaccines
•Spikevax (mRNA-1273, COVID-19 vaccine): Approved in 40 countries.
•mNEXSPIKE (mRNA-1283, COVID-19 vaccine): Approved in the U.S. and Canada. The Company has filed and is targeting 2026 approvals in Australia, the EU, Japan and Taiwan.
•mRESVIA (mRNA-1345, RSV vaccine): Approved in 40 countries for adults aged 60 and older, and in 31 of those countries for adults 18–59 at increased risk for RSV disease.
•mRNA-1010 (Seasonal Influenza vaccine): Moderna expects to complete submissions for approval of mRNA-1010 in the U.S., EU, Canada and Australia by January 2026.
•mRNA-1083 (Seasonal flu + COVID combination vaccine): The Company's mRNA-1083 filing is under review with the European Medicines Agency (EMA). Moderna submitted for approval to Health Canada in 2025. The Company is awaiting further guidance from the U.S. FDA on refiling.
•mRNA-1403 (Norovirus vaccine): The ongoing Phase 3 study has not accrued sufficient cases and is enrolling a second Northern Hemisphere season (2025-2026) for additional case accruals, which will inform the timing of the Phase 3 readout. Moderna expects an interim analysis in 2026.

Oncology Therapeutics

•mRNA-4157 (Intismeran autogene): Advancing in collaboration with Merck, with eight Phase 2 and Phase 3 clinical trials underway across multiple tumor types including melanoma, non-small cell lung cancer (NSCLC), bladder cancer and renal cell carcinoma.
•mRNA-4359 (Cancer antigen therapy): Designed to elicit T-cell immune responses against tumor and immunosuppressive cells, the Phase 1/2 study is ongoing with the Phase 2 portion including cohorts in first-line metastatic melanoma and first-line metastatic NSCLC.

Rare Disease Therapeutics

•mRNA-3927 (Propionic Acidemia therapeutic): Reached target enrollment in a registrational study.

•mRNA-3705 (Methylmalonic Acidemia therapeutic): Selected for the U.S. FDA’s START program, with a registrational study expected to begin in 2026.
For more details on the data and programmatic updates shared during Moderna’s Analyst Day investor event today, please visit “Events and Presentations" in the Investors section of the Moderna website.

Programs Discontinued

Based on the Company’s strategic prioritization, four programs in its pipeline are discontinued:
•mRNA-1647: The Company is discontinuing its congenital Cytomegalovirus (CMV) clinical development program. Moderna will continue to evaluate mRNA-1647 in an ongoing Phase 2 trial of bone marrow transplant patients.
•mRNA-1608: The Company’s herpes simplex virus (HSV) clinical development program will not advance to Phase 3.
•mRNA-1468: The Company’s Varicella-Zoster virus (VZV) clinical development program will not advance to Phase 3.
•mRNA-3745: The Company’s Glycogen Storage Disease Type 1a (GSD1a) clinical development program will not advance to Phase 2.

Financial Updates

Moderna expects up to 10% revenue growth in 2026, driven by the annualized impact of its long-term partnerships with the UK, Canada and Australia and continued strong uptake of mNEXSPIKE in the U.S. and launches in other countries. In addition, the Company has multiple growth opportunities in 2027 and beyond.

The Company is reducing its 2026 and 2027 expected cash costs to approximately $4.2 billion and a range of $3.5 to $3.9 billion, respectively. Moderna will achieve this through disciplined cost management and R&D prioritization, while manufacturing improvements are projected to improve gross margins by more than 10 percentage points over the next three years.

Moderna is increasing its R&D investment allocation in oncology and rare diseases as large infectious disease investments conclude. The Company’s balance sheet sufficiently funds its investments through targeted cash breakeven in 2028.

Today, Moderna announced it has closed a five-year term loan facility for up to $1.5 billion of capital from Ares Management Credit Funds. The non-dilutive financing bolsters the Company’s strong balance sheet and provides increased flexibility. Moderna remains confident in its strong financial framework with enhanced liquidity and today updated its 2025 projected year-end cash and investment balance to a range of $7.1 to $7.6 billion, tied to the $0.6 billion initial loan draw and increased from previous expectations of $6.5 to $7.0 billion.

About Moderna

Moderna is a pioneer and leader in the field of mRNA medicine. Through the advancement of its technology platform, Moderna is reimagining how medicines are made to transform how we treat and prevent diseases. Since its founding, Moderna's mRNA platform has enabled the development of vaccines and therapeutics across infectious diseases, cancer, rare diseases and more.

With a global team and a unique culture, driven by the company's values and mindsets, Moderna's mission is to deliver the greatest possible impact to people through mRNA medicines. For more information about Moderna, please visit modernatx.com and connect with us on X, Facebook, Instagram, YouTube and LinkedIn.

Spikevax®, mRESVIA® and mNEXSPIKE® are registered trademarks of Moderna.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding: Moderna’s anticipated commercial growth drivers, including geographic expansion and new product launches; Moderna’s ability to achieve up to 10% revenue growth in 2026; Moderna’s ability to expand its seasonal vaccine franchise to up to six approved products by 2028; anticipated clinical readouts for Moderna’s oncology pipeline; Moderna’s 2026 and 2027 expected GAAP operating expenses; Moderna’s continued cost management and R&D prioritization and ability to reduce cash costs; Moderna’s balance sheet and targeted cash breakeven in 2028; Moderna’s 2025 projected year-end cash and investment balance; Moderna’s investments in its oncology and rare disease programs; additional growth in

2027-2028; anticipated strong update of mNEXSPIKE in 2026; Moderna’s global production network; the expectation that manufacturing improvements will improve gross margins over the next three years; anticipated regulatory filings and potential approvals; and anticipated milestones for Moderna’s pipeline programs. In some cases, forward-looking statements can be identified by terminology such as “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “aims,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Moderna’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors include, among others, those risks and uncertainties described under the heading “Risk Factors” in Moderna’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (SEC), and in subsequent filings made by Moderna with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, Moderna disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Moderna’s current expectations and speak only as of the date of this press release.
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Moderna Contacts
Media:
Chris Ridley
Head, Global Media Relations
+1 617-800-3651
Chris.Ridley@modernatx.com

Investors:
Lavina Talukdar
Senior Vice President & Head of Investor Relations
+1 617-209-5834
Lavina.Talukdar@modernatx.com

SOURCE: Moderna, Inc.